EXHIBIT 11

                                MAXXAM INC.

                      COMPUTATION OF NET INCOME (LOSS)
                   PER COMMON AND COMMON EQUIVALENT SHARE

        (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)




                                                 Years Ended December 31,
                                        -----------------------------------------
                                             1996          1995          1994
                                        ------------- ------------- -------------
Weighted average common and common
     equivalent shares outstanding
     during each year                      9,369,125     9,376,703     9,376,703

Common equivalent shares attributable
     to stock options and convertible
     securities                               92,072        82,590        71,175
                                        ------------- ------------- -------------
     Total common and common
          equivalent shares                9,461,197     9,459,293     9,447,878
                                        ============= ============= =============

Income (loss) before extraordinary
     item                               $       22.9  $       57.5  $     (116.7)
Extraordinary item                                --            --          (5.4)
                                        ------------- ------------- -------------
Net income (loss)                       $       22.9  $       57.5  $     (122.1)
                                        ============= ============= =============

Per common and common equivalent
     share:
     Income (loss) before
          extraordinary item            $       2.42  $       6.08  $     (12.35)
     Extraordinary item                           --            --          (.57)
                                        ------------- ------------- -------------
     Net income (loss)                  $       2.42  $       6.08  $     (12.92)
                                        ============= ============= =============